UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): August 5, 2020

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HNGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02. Results of Operations and Financial Condition.

On August 5, 2020, Hanger, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the three and six months ended June 30, 2020.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. In addition, this report and the press release contain statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 8.01 Other Events.

On March 31, 2020, the Company announced that all members of its senior leadership team, including all of the Company’s named executive officers, had agreed to forego base salary in varying percentages during the period commencing on April 4, 2020 and concluding on or before October 2, 2020 (the “Reduction Period”) as a part of the Company’s efforts to mitigate the financial impact of the COVID-19 pandemic on the Company. Each of the named executive officers further agreed to waive any breach of his amended and restated executive employment agreement with the Company (each, an “Employment Agreement”) that would be triggered by the salary reduction during the Reduction Period, while also preserving the definition of base salary under the Employment Agreement for all other purposes. On June 8, 2020, the Company disclosed in its Current Report on Form 8-K it had reinstated a portion of the original base salary reduction announced on March 31, 2020.

Effective July 11, 2020 the Company reinstated an additional portion of the original reduction announced on March 31, 2020. The percentage of base salary that each of the named executive officers will forego during the remainder of the Reduction Period, subject to further modification, is as follows: Vinit K. Asar: 100%; Thomas E. Kiraly: 25.00%; Samuel M. Liang: 20.76%; Thomas E. Hartman: 15.80%; and Scott Ranson: 15.76%. All of the other members of the senior leadership team are similarly foregoing between 15.41% and 15.68% of their base salary during the remainder of the Reduction Period.

In addition, the Company implemented certain personnel cost reductions during the Reduction Period for all exempt employees in response to anticipated decreases in business volume, including an average 32% decrease in the salaries of all exempt employees. On June 8, 2020, the Company announced it had reinstated a portion of the salary reduction for its exempt employees. Effective July 11, 2020, the Company reinstated an additional portion of the salary reduction for its exempt employees, resulting in an average 11% decrease in salaries for the remainder of the Reduction Period.

Each of the members of our Board of Directors continues to forego the quarterly installments of their annual cash retainer during the Reduction Period.

Item 9.01	Financial Statements and Exhibit.

(d)	Exhibit

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Hanger, Inc. on August 5, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

	By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: August 5, 2020